As filed with the Securities and Exchange Commission on November 17, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 14, 2014

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Item 8.01.  Other Events.

On November 14, 2014, B&G Foods, Inc. issued a press release announcing that we have initiated a voluntary recall of certain Ortega Taco Seasoning Mix, Ortega Taco Sauce, Ortega Enchilada Sauce and Ortega Taco Kit products and certain Las Palmas Taco Seasoning Mix and Las Palmas Taco Sauce products.  The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure” and Item 8.01, “Other Events.”

B&G Foods initiated the voluntary recall of the products listed above and in the attached press release after learning that one or more of the spice ingredients purchased from a third party supplier contained peanuts and almonds, allergens that are not declared on the products’ ingredient statements.  People who have an allergy or severe sensitivity to peanuts and almonds run the risk of serious or life-threatening allergic reaction if they consume these products. There is no health risk associated with these products for individuals without an allergy to peanuts or almonds.

Although it is too early to ascertain the total cost of the recall, we currently expect to record costs associated with the recall of approximately $12 million in the fourth quarter of 2014.  B&G Foods will also incur at least some additional costs in future quarters. We expect to reverse the charges for any portion of such costs that are recovered from our existing insurance policies and from the third-party supplier of the contaminated spice ingredients.  Any such recovery will be recorded in the period in which such recovery is determined to be probable.

While it is too soon to predict the impact of this recall on B&G Foods’ net sales, net sales of the products affected by the recall will be reduced for the fourth quarter of fiscal 2014.

The safety of our consumers is our number one priority and we are taking the appropriate steps to prevent this from happening again.  All of our ingredients and products are subject to our stringent food safety and quality assurance systems.  We are committed to ensuring that all of the products we sell are safe and meet the highest quality standards.  We have terminated our relationship with the supplier that provided the contaminated ingredients and are receiving these ingredients from other sources in anticipation of resuming production and distribution shortly.

Forward-Looking Statements

Statements in this report that are not statements of historical or current fact constitute “forward-looking statements.”  The forward-looking statements contained in this report include, without limitation, statements related to the financial impact of the recall, including, the cost of the recall and the recall’s impact on our net sales; our ability to recover costs from our insurance carriers or the third-party supplier of the contaminated spice ingredients; the timing of future production and distribution of the products; and our ability to prevent future recalls.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained in this report are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated November 14, 2014, furnished pursuant to Item 7.01 and Item 8.01

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: November 17, 2014	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and
Chief Financial Officer